SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               June 7, 1996


                            PENNSYLVANIA ELECTRIC COMPANY
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-3522               25-0718085

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)



          2800 Pottsville Pike, Reading, Muhlenberg Township, Berks County,
                                                              PA 19640-0001
          (Address of principal executive offices)            (Zip Code)




          Registrant's telephone number,  including area  code: (610)  929-
          3601





          ITEM 5.   OTHER EVENTS



               (a)  Three Mile Island Litigation

                    On June 7, 1996,  Judge Rambo of the US  District Court

          for the  Middle  District of  Pennsylvania granted  a motion  for summary judgment  filed by  the Company  and  its affiliates  and dismissed all 2,100 pending  lawsuits claiming personal injury as a result of the March 1979 Three Mile Island Unit No. 2 accident.

          In  essence,  Judge  Rambo  ruled in  her  97-page  opinion  that plaintiffs had failed  to demonstrate that  they were exposed  to

          "cancer  inducing  levels of  radiation."    She found  that,  in

          reviewing the record in the case for any and all evidence, viewed in  a  light  most favorable  to  the  plaintiffs,  there was  no

          evidence  which   created  a  genuine  issue   of  material  fact

          warranting submission of plaintiffs' claims to a jury.

                    The Court had earlier  excluded or restricted testimony

          from most  of the plaintiffs' proposed  expert witnesses, finding that it was not "scientifically based and reliable and based upon good grounds."

                    The  first 10 allegedly "representative" cases had been

          scheduled for trial later in June, but were  delayed indefinitely pending Judge Rambo's decision on dismissing the lawsuits.

                    It is  expected that  the plaintiffs will  appeal Judge

          Rambo's ruling.

                    A   copy  of  General  Public  Utilities  Corporation's

          related news release is attached as an exhibit.










          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

               (c)  Exhibits

                    1.   News release dated June 10, 1996.

                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        PENNSYLVANIA ELECTRIC COMPANY




                                        By:______________________________
                                             Terrance G. Howson,
                                             Vice President and Treasurer


          Date:  June 11, 1996